EXHIBIT (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Calvert Management Series:

We consent to the use of our report, dated November 21, 2018, with respect to the financial statements of Calvert Floating-Rate Advantage Fund, a series of Calvert Management Series, as of September 30, 2018, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 24, 2019